NUMBER
SHARES

                       Micro
Laboratories, Inc.
            Incorporated Under the Laws
of the State of Nevada

Common Stock Par Value $.001
CUSIP 594847 10 5

            THIS CERTIFIES THAT

            IS THE OWNER OF

FULLY PAID and NONASSESSABLE Shares of
Micro Laboratories, Inc., transferable
only on the books of the Corporation by
the holder hereof in person or by duly
authorized attorney upon surrender of
this Certificate properly endorsed.
This certificate is not valid unless
countersigned and registered by the
Transfer Agent and Registrar

    Witness the facsimile seal of the
Corporation and the facsimile signatures of its duly authorized officers.


Secretary
President